Exhibit 10.2

Department of Subsurface Use for the Ural Federal District
(Uralnedra)

(Name of authority issuing the license)

SUBSURFACE LICENSE

К	У	Г	0	0	9	3	9	Т	Э
Series			Number					Type of License

Issued to	Koklanovskoe
(Business entity obtaining the license)
Limited Liability Company

represented by	Glushkov Igor Yevgenievich, director
(Full name of the person representing the businesses entity)

with designated purpose and activity types	geological exploration, prospecting and production of tungsten and molybdenum ores at Koklanovskoe occurrence

The subsurface area is located	30 km to the south-south-west from the town of Kataisk and
(Name of the settlement)

7 km to the south-west from the settlement of Ulugushskoe of the Kataisk district, Kurgan region district, region, territory, republic)
Description of the subsurface area boundaries, coordinates of corner points, copies of topographic sheets,
cross-sections etc. are provided in Appendix	1, 3, 6.
(Appendix No.)

The subsurface area has the status of	geological allotment for the period of geological exploration (Geological or mining allotment)
  and of mining allotment for the period of prospecting and production

The License is valid till	February 5, 2036
(Day, month, year)

Stamp of the state registration

The Federal Agency for Subsurface Use Department of Subsurface Use for the Ural Federal District
(Name of the agency for management of the State Fund of Subsurface Resources)
REGISTERED
February 07, 2011
Register reference number 939
Signature of the authorized registrar
Signature – V.A. Krupets

The documents (appendices) below are integral parts of this License:

1. Conditions of subsurface use,  8      pages;
2. Copy of the Decision being the basis for granting of the License, which has been made pursuant to Clause 101 of the Subsurface Law of the Russian Federation, 1        page;
3. Location plan of the land plot,  1       page;
4. Copy of the State Registration Certificate of the legal entity, 1       page;
5. Copy of the Tax Registration Certificate of the subsurface user, 1       page;
6.	Document on 2 pages, containing information on the land plot, which specifies:
Administrative and territorial location of the subsurface area, including the boundaries of the natural areas of preferential protection, as well as of the areas of restricted or prohibited land use shown on the location plan of the subsurface area;
Geological description of the area, including mineral deposits and their reserves (resources);
Reviews of works previously performed in the subsurface area; presence of any mine workings, wells or any other objects, which may be used during operations in the area;
Information on recovered mineral products over the period of subsurface use (in the event the mining operations were previously performed);
Presence of other users of subsurface resources within this subsurface area;
7. The list of prior users of the subsurface area (in the event the subsurface area was previously in use) with specification of the basis, the periods of assignment for use (transfer of right) of the subsurface area and termination of the license for use of this subsurface area (shall be specified in case of the license conversion), 1       page;
8. Summary on the subsurface user, including legal address of the subsurface user, banking details and contact telephones,  1       page;
9. Other appendices _______________________________________________________
(Name of the documents, number of pages)

Authorized executive officer of the agency issuing the license
Head of the Department
(Position and full name of the person signed the license)
Sergey Alexandrovich Rylkov
Signature:	(signature)
Stamp, date:	February 4, 2011

The Seal of the Federal Agency for Subsurface Use
Department of Subsurface Use for the
Ural Federal District (Uralnedra)